Bradley Pharmaceuticals, Inc. and Subsidiaries

                CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY


                                     Common stock,       Class B common stock,
                                    $.01 par value          $.01 par value
                                 --------------------   ------------------------
                                   Shares     Amount       Shares        Amount
                                 ---------	 	--------   ------------   ---------
Balance at December 31, 1998     8,189,315 $14,761,947    431,552      $845,448

Stock options excercised             5,000       3,438
Shares issued for consulting
  services                           5,368      12,101
Purchase of treasury stock
Distribution of treasury stock
Registration costs                             (18,475)
Net income for the twelve
  months ended	December 31, 1999
                                ----------  ----------  ------------   --------

Balance at December 31, 1999     8,199,683  14,759,011    431,552       845,448

Stock options excercised             5,000       3,437
Shares issued for consulting
  services                           1,944       4,213
Warrants issued for consulting
  services                                      15,262
Purchase of treasury stock
Distribution of treasury stock                  (3,292)
Net loss for the twelve
  months ended	December 31,
  2000
                                ----------  ----------  ------------   --------

Balance at December 31, 2000     8,206,627 $14,778,631    431,552      $845,448
                                ==========  ==========   ========      ========





                                                          Retained
                                    Treasury Stock        earnings
                                 ---------------------  (accumulated
                                  Shares      Amount      deficit)      Total
                                 ---------  ----------  ------------  ----------

Balance at December 31, 1998      373,933  $(560,883) $ (1,175,109) $13,871,403

Stock options exercised                                                   3,438
Shares issued for consulting
  services                                                               12,101
Purchase of treasury stock        411,287   (570,182)                  (570,182)
Distribution of treasury stock    (18,795)    23,223                     23,223
Registration costs                                                      (18,475)
Net income for the twelve months
  ended December 31, 1999                                  560,562      560,562
                                 ---------  ---------   -----------  ----------

Balance at December 31, 1999      766,425 (1,107,842)     (614,547)  13,882,070

Stock options excercised                                                  3,437
Shares issued for consulting
  services                                                                4,213
Warrants issued for consulting
  services                                                               15,262
Purchase of treasury stock         25,000    (32,438)                   (32,438)
Distribution of treasury stock    (50,944)    95,060                     91,768
Net loss for the twelve months
  ended December 31,2000                                (2,062,832)  (2,062,832)
                                 --------- ----------   -----------  ----------
Balance at December 31, 2000       740,481$(1,045,220) $(2,677,379) $11,901,480
                                 ========= ===========    ========== ==========



The accompanying notes are an integral part of these statements.

                                   F-6